Exhibit 99.3

Aegis Assessments Inc. Announces Recent Sales and Marketing Activities

    SCOTTSDALE, Ariz.--(BUSINESS WIRE)--July 13, 2005--Aegis Assessments, Inc. (OTCBB:AGSI) announced today that it has received additional orders for its SafetyNet(TM) RadioBridge(TM), which has now been qualified for purchase through the U.S. Communities program. The U.S. Communities program, sponsored by the National Institute of Governmental Purchasing, the National Association of Counties, the National League of Cities and the United States Conference of Mayors, provides local agencies in the U.S. with publicly competitively bid contracts for various products and services. Local governments nationwide spent approximately $500 million on products through the U.S. Communities program last year.
    Aegis recently sold the SafetyNet(TM) RadioBridge(TM) to the City of Colonial Heights, located in Virginia, for use by the Colonial Heights Police Department. Aegis also announced sale of two SafetyNet(TM) RadioBridges(TM) to the Utah County Fire Department for use during their upcoming fire season. The County of Northumberland, Va., located on Chesapeake Bay, also purchased the SafetyNet(TM) RadioBridge(TM) to assist them in interconnecting local agencies. The Space and Naval Warfare Systems Center -- San Diego, in support of the Office for Domestic Preparedness, purchased the SafetyNet(TM) RadioBridge(TM) for further testing and evaluation. SSC-San Diego provides technical support for the Office for Domestic Preparedness, including engineering services in the area of communications interoperability and recommendations regarding available commercial off-the-shelf (COTS) technologies for potential deployment by state and local governments.
    The SafetyNet(TM) RadioBridge(TM) interconnects incompatible radios and bridges them to provide radio interoperability at an emergency site in a matter of minutes.
    In May, the company appointed Jeffrey Bemoras as Vice President of Sales and Marketing. Mr. Bemoras brings a wealth of sales, marketing and financial experience to the company, and was formerly a Senior Vice President at the International Planning and Analysis Center
(IPAC), a division of The Carlyle Group in Washington, D.C. "During the past 2 months we have been working closely with our major reseller, GTSI Corp., to market the SafetyNet(TM) RadioBridge(TM) nationally, including to first responders in Puerto Rico, California, Colorado and Arizona," Mr. Bemoras said. He added that the SafetyNet(TM) RadioBridge(TM) was featured at GTSI's booth at the 29th Annual International Association of Chiefs of Police (IACP) Law Enforcement Information Management Training Conference and Exhibition which was held May 23-27, 2005 in Greensboro, N.C. The RadioBridge(TM) was also demonstrated to the Executive Board and Board of Directors of the Arizona Association of Counties ("AACo") on June 15, 2005 as part of a presentation by GTSI Corp. to AACo regarding products available to AACo members under the U.S. Communities program. AACo representatives from all fifteen Arizona counties were in attendance. The company also demonstrated the SafetyNet(TM) RadioBridge(TM) to police, fire departments and County representatives in Eagle County, Colo., on June 21, 2005.
    Communications interoperability among first responders is a high priority for approximately 50,000 public safety agencies in the United States, including 18,000 state and local law enforcement agencies, 26,000 fire departments, 6,000 emergency medical responders and several thousand utility and infrastructure public agencies. Industry officials estimate that the cost of purchasing new radio systems for every agency in the country could reach $18 billion nationwide.

    About Aegis Assessments Inc.

    Aegis Assessments, Inc. (OTCBB:AGSI) is a wireless technology company that enables emergency responders to operate with increased effectiveness. Through the SafetyNet(TM) line of products, the company provides communications solutions to public safety agencies and commercial facilities for homeland security and life safety applications. Integrating emergency and life safety systems available to the public and private sectors is the new challenge in homeland security that the company's products and technologies address.

    Forward-Looking Statements

    This press release contains forward-looking statements that involve risks and uncertainties. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements. These statements involve known and unknown risks and uncertainties that may cause the company's actual results in future periods to differ materially from results expressed or implied by forward-looking statements. You should not place undue reliance on forward-looking statements, because they involve these risks and uncertainties. You should independently investigate and fully understand all risks before making investment decisions.

    CONTACT: Aegis Assessments, Inc.
             Richard Reincke, 480-778-9140, x104
             richard@aegiscorporate.com
             www.aegiscorporate.com